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                                                                   Exhibit 23.5
                       (AMERICAN APPRAISAL COMPANY LOGO)


Date: February 21, 2007

Xinhua Finance Media Limited
Rooms 3905-3909
Tower 1, Grand Gateway
1 Hongqiao Lu, Shanghai 200030
People's Republic of China


                        CONSENT OF INDEPENDENT APPRAISER

American Appraisal China Limited ("AAC") hereby consents to the references to AAC's name and value conclusions for accounting purposes, with respect to its appraisal reports addressed to the board of Xinhua Finance Media Limited (the "Company") dated August 14, 2006 and January 24, 2007, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. AAC also hereby consents to the filing of this letter as an exhibit to the Registration Statement. We do not consent to classification as an expert under Section 11(a)(4) of the Securities Act of 1933, as amended.


                                               AMERICAN APPRAISAL CHINA LIMITED

                                               /s/ Ricky Lee


                                               Name: Ricky Lee
                                               Title: Vice President